RULE 10f-3 REPORT FORM Record Of
Securities Purchased
Under The Trust's Rule 10f-3 Procedures
1.	Name of Portfolio: Neuberger Berman Advisers
Management Trust Mid


Cap Growth Portfolio
2.	Name of Issuer: Anthem, Inc.
3.	Date of Purchase: October 29, 2001
4.	Underwriter from whom purchased: Goldman, Sachs &
Co.
5.	"Affiliated Underwriter" managing or participating
in underwriting
syndicate: Neuberger Berman, LLC
6.	Is a list of the underwriting syndicate's members
attached?
Yes X		         No  _____
7.	Aggregate principal amount of purchase by all
investment companies
advised by the
	Adviser or Subadviser: 209,530
8.	Aggregate principal amount of offering: 55,200,000
9.	Purchase price (net of fees and expenses): $ 36.00
10.  Date offering commenced: October 29, 2001
11.  Offering price at close of first day on which any sales were
made: $	36.00
12.  Commission, spread or profit:  4.60%
$1.656/ share
13.  Have the following conditions been satisfied?
Yes			No
a.	The securities are:
			part   of   an  issue  registered   under
the
			Securities  Act of 1933 which is being
offered
X
____
			to the public;
____ ____
Eligible Municipal Securities;
____ ____
			sold in an Eligible Foreign Offering; or
____ ____
					sold  in  an Eligible Rule 144A
					offering?
(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)


						Yes No b. (1)   The
securities were purchased prior to the
end
	of the first day on which any sales were made, at a
price  that is not more than the price paid by each other
purchaser of securities in that offering or in any
concurrent offering of the securities  (except, in the case
of an Eligible Foreign Offering, for any rights  to
purchase that are required by law  to  be
granted to existing security holders of the issuer);
X	  ____
	OR
 (2)   If the securities to be purchased were offered for
subscription  upon  exercise of rights,  such securities
were purchased on or before the fourth day preceding the
____
____ day on which the rights offering terminates?
c.	The underwriting was a firm commitment
underwriting?       X	____
d.	The  commission, spread or profit was reasonable
and fair
in	relation  to  that  being  received  by  others
for
underwriting  similar securities during the  same period
(see  Attachment for comparison of spread with comparable  X

____
recent offerings)?
e.	The   issuer  of  the  securities,  except  for
Eligible
Municipal Securities, and its predecessors have  been in  X
	____
continuous operation for not less than three years?
f.	(1)   The amount of the securities, other than
those sold
in  an Eligible Rule 144A Offering (see below), purchased
by all of the investment companies advised by the Adviser
did  not  exceed  25%  of  the principal  amount  of the  X
	____


offering; OR
	(2)   If  the securities purchased were sold  in an
Eligible  Rule  144A Offering, the  amount  of such
securities   purchased  by  all  of  the investment
companies  advised by the Adviser or Subadviser  did not
exceed 25% of the total of:
(i)  The  principal amount of the offering  of such class
sold by underwriters or members of  the
selling  syndicate  to qualified  institutional  ____ ____
buyers, as defined in Rule 144A(a)(1), plus (ii) The
principal amount of the offering of  such class in
any concurrent public offering?
g.		 (1)      No affiliated underwriter of the
Trust was
a   direct   or   indirect  participant           in


or	X     ____
beneficiary of the sale; OR
	(2)    With  respect  to  the purchase  of
Eligible
	Municipal   Securities,  such   purchase   was
not   ____  ____
	designated as a group sale or otherwise allocated
to
	the account of an affiliated underwriter?
		Yes     No h.	Information  has  or  will  be
timely  supplied
to  the
appropriate  officer of the Trust for  inclusion  on
SEC
Form N-SAR and quarterly reports to the Trustees?
X	____
Approved:                                 Date:November 5,
2001

Additional information for paragraph (b) -- commission or spread
-- comparable recent offering:

			COMPARISON #1	COMPARISON #2
	COMPARISON #3

Security		Anthem, Inc.	Unilab Corp.	Isis
Pharmaceuticals Inc.

Date Offered	10/29/2001		10/18/2001
	10/22/2001

Price			$36			$20.50		$20.00

Spread ($)		$1.66			$1.03			$1.20

Spread (%)		4.60%			5.00%			6.00%

Security Type	Comm			Comm			Comm

Rating/Quality	N/A			N/A			N/A

Size of Issue	55,200,000		8,000,000
	5,000,000

Total
Capitalization	$3,610,440,000	$684,796,350
$1,041,755,920





Note: Minimum of two comparisons must be completed for each purchase.